SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934


      Date of Report (Date of Earliest Event being Reported): June 11, 2004


                          CELL POWER TECHNOLOGIES, INC.
             (Exact name of registrant as specified in its charter)


           Florida                     0-50062                 59-1082273
(State or Other Jurisdiction        Commission File            IRS Employer
      of Incorporation)                 Number)             Identification No.)


              1428 36th Street, Suite 205, Brooklyn, New York 11218
                    (Address of Principal Executive Offices)


                                 (718) 436-7931
              (Registrant's Telephone Number, including Area Code)

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                    INFORMATION TO BE INCLUDED IN THE REPORT

ITEM 5. OTHER EVENTS AND REGULATION FD DISCLOSURE

         Cell Power Technologies, Inc. ("Cell Power" or the "Company") announced that it raised gross proceeds of $648,000 from the private placement of its securities. The funds were raised following an initial closing (the "Initial Closing") held on June 11, 2004 by the Company with respect to subscription amounts deposited into escrow in connection with the Private Placement discussed below.

           In May 2004, the Company commenced a private placement (the "Private Placement") to certain private and institutional investors of up to $3 million of units of its securities, with each unit (hereinafter a "Unit") comprised of
(i) 32,000 shares of Common Stock (the "Purchased Shares") and (ii) five year warrants to purchase up to an additional 32, 000 shares of common stock at a per share exercise price of $1.25 (the "Warrants"), provided that the exercise period may be reduced under certain conditions. The per Unit Price is $24,000. Under the Private Placement, subscription amounts are deposited into an escrow account and the Company is authorized to conduct an initial closing upon its acceptance of subscriptions for a minimum of 21 Units ($504,000).

           The Company received net proceeds of approximately $583,000 from the proceeds of the sale of 27 Units at the Initial Closing, following the repayment of offering related expenses. The Company can hold additional closings. The Private Placement is scheduled to terminate on July 31, 2004, provided that the Company is entitled, at its option, to extend the termination for an additional 60 day period. No assurance can however be provided that the Company will be able to hold any additional closings or raise additional funds from the Private Placement.

           Attached as Exhibit 99.1 is a press release issued by the Company in connection with the funds raised.

           Additionally, the offering materials forwarded by the Company to prospective investors in the Private Placement contained certain estimates, forecasts, projections and other market related information relating to the Company's anticipated future performance (collectively, the "Forward Looking Statement"). A summary of these Forward Looking Statement is attached hereto as
Exhibit 99.2. These Forward Looking Statements are not based on historical performance but merely reflect various assumptions made by management that may or may not prove to be correct. Such assumptions are subject to varying uncertainties and contingencies beyond the control of the Company. Accordingly, there can be no assurance that any of the Forward Looking Statements will be realized. The inclusion of the Forward Looking Statements and projections should not be regarded as a representation or assurance that the projected results will be achieved.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits

99.1   Press Release issued on June 14, 2004.

99.2   Company Estimates, Forecasts, Projections and Forward Looking Statements.


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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused his report to be signed on its behalf by the undersigned hereunto duly authorized.



Date: June 16, 2004                       CELL POWER TECHNOLOGIES, INC.


                                           By: /s/ Jacob Herskovits
                                               ---------------------------
                                               Chief Executive Officer